Exhibit 99.1

FOR IMMEDIATE RELEASE

29903 Agoura Road, Agoura Hills, California 91301

Telephone: 818 871-5000 Fax: 818 871-7400

Julie MacMedan

THQ/Investor Relations

818/871-5125

Liz Pieri

THQ/Media Relations

818/871-5061

THQ UPDATES FISCAL 2008 OUTLOOK

– Non-Cash Charges Related to Previously-Announced

Product Quality Initiatives to Impact Second Half –

AGOURA HILLS, Calif. – January 23, 2008 – THQ Inc. (NASDAQ: THQI) today announced updated guidance for its fiscal third quarter ended December 31, 2007, and its fiscal fourth quarter and year ending March 31, 2008.

For the fiscal third quarter ended December 31, 2007, the company increased revenue guidance to approximately $509 million from $490 million, reflecting better-than-expected sales of WWE® SmackDown® vs. Raw® 2008 and MX vs. ATV™ Untamed.  However, the company expects to report approximately $20 million in accelerated amortization expense related to the underperformance of certain previously-released games, including Stuntman®:Ignition™, Ratatouille and Conan®.   In addition, consistent with the company’s previously-announced quality initiatives relating to product development and its product pipeline, the company expects to record non-cash charges of approximately $27 million related to:

1)              the cancellation of the PlayStation® 3 (PS3) version of  Frontlines™: Fuel of War™ and the PlayStation® 2 (PS2) version of Destroy All Humans!®: Big Willy Unleashed;

2)              costs associated with two unannounced titles for Xbox 360 and PS3 that had been scheduled for release in fiscal 2010; and

3)              the company’s decision not to pursue its Juiced™ and Stuntman® intellectual properties.

The company also announced the closure of its Concrete Games studio, which was working on one of the unannounced titles.  THQ expects a substantial number of the studio’s employees to be offered positions in its other studios.  The closure will be reflected in the company’s fiscal fourth quarter results.

“In October, we announced certain product quality initiatives, including personnel and structural changes in product development and a more rigorous internal and external product evaluation and feedback process,” said Brian Farrell, president and CEO of THQ.  “Consistent with these initiatives, we

-more-

have taken actions to strengthen our pipeline and position ourselves to compete aggressively with compelling, high quality games.”

As a result of these non-cash charges, the company now expects to report GAAP net income of approximately $0.22 per diluted share for the December quarter. On a non-GAAP basis, excluding stock-based compensation expense of approximately $0.01 per diluted share, the company expects to report net income of approximately $0.23 per diluted share for the quarter.   Both GAAP and non-GAAP net income includes a $0.02 per diluted share gain from receipt of additional proceeds related to the sale of Minick AG in fiscal year 2007.

For the fiscal fourth quarter ending March 31, 2008, the company expects to report net sales of approximately $200 million, compared with its previous guidance of $240 million.  Due to the significant online play component of Frontlines: Fuel of War on Windows PC, the revised expectations now include the deferral of approximately $10 million of revenue from that title.  The revised sales expectations also reflect the cancellation of the PS2 version of Destroy All Humans: Big Willy Unleashed, which was previously scheduled to ship in March, and lowered expectations for several titles which launched earlier in the fiscal year.  The company now expects to report a GAAP net loss of approximately $0.13 per share for the fiscal fourth quarter.  On a non-GAAP basis, excluding stock-based compensation expense of approximately $0.07 per share, the company expects to report a net loss of approximately $0.06 per share.

As a result, for the fiscal year ending March 31, 2008, THQ expects to report net sales of approximately $1.04 billion and a GAAP loss per share of approximately $0.16, which includes approximately $0.21 per share of stock-based compensation expense.  On a non-GAAP basis, excluding stock-based compensation expense, the company expects to report net income of approximately $0.05 per diluted share.

The company plans to report its fiscal third quarter financial results and outlook in more detail and to host a conference call on Tuesday, February 5, 2008, after market close.

Non-GAAP Financial Measures

This press release discloses forward-looking information that includes expectations that are not presented in accordance with United States generally accepted accounting principles (“GAAP”).  Such non-GAAP financial measures exclude stock-based compensation expense and related income tax effects from THQ’s expected results for future periods.  The non-GAAP financial measures included in the earnings release have been reconciled to the comparable GAAP financial measures and should be considered in addition to measures presented in accordance with GAAP, but should not be considered a substitute for, or superior to, GAAP financial measures.

When evaluating the performance of its business, THQ does not consider stock-based compensation charges. Likewise, THQ excludes stock-based compensation expense from its short and long-term operating plans. In contrast, THQ’s management team is held accountable for cash-based compensation and such amounts are included in the company’s operating plans. In addition, the stock-based compensation charges are subject to significant fluctuation outside the control of management due to the variables used to estimate the fair value of a share-based payment, such as, THQ’s stock price, interest rates and the volatility of THQ’s stock price.  Further, when considering the impact of equity award grants, THQ places a greater emphasis on overall shareholder dilution rather than the accounting charges associated with such grants.

About THQ

THQ Inc. (NASDAQ: THQI) is a leading worldwide developer and publisher of interactive entertainment software.  Headquartered in Los Angeles County, California, THQ sells product through its global network of offices located throughout North America, Europe and Asia Pacific.  More information about THQ and its products may be found at www.thq.com and www.thqwireless.com. THQ, THQ Wireless, Destroy All Humans!: Big Willy Unleashed, Frontlines: Fuel of War, Juiced, MX vs. ATV Untamed, Stuntman: Ignition and their respective logos are trademarks and/or registered trademarks of THQ Inc.All other trademarks, logos and copyrights are trademarks of their respective owners.

This press release contains statements that are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements include, but are not limited to, the company’s expectations for revenue and earnings per share for the quarters ending December 31, 2007 and the fiscal quarter and year ending March 31, 2008 and for the company’s product releases and related financial performance in future periods.  These forward-looking statements are based on current expectations, estimates and projections about the business of THQ Inc. and its subsidiaries (collectively referred to as “THQ”) and are based upon management’s beliefs and certain assumptions made by management.  Such forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such forward-looking statements, including, but not limited to, economic, competitive and technological factors affecting the operations, markets, products, services and pricing of THQ.  Unless otherwise required by law, THQ disclaims any obligation to update its view on any such risks or uncertainties or to revise or publicly release the results of any revision to these forward-looking statements.  Readers should carefully review the risk factors and the information that could materially affect THQ’s financial results, described in other documents that THQ files from time to time with the Securities and Exchange Commission, including its Quarterly Reports on Form 10-Q and its Annual Report on Form 10-K for the fiscal period ended March 31, 2007, and particularly the discussion of risk factors that may affect results of operations set forth therein.  Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release.

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